Exhibit 10.4
COCA-COLA CONSOLIDATED, INC.
INCENTIVE-BASED COMPENSATION RECOVERY POLICY

1.Purpose. The purpose of this Coca-Cola Consolidated, Inc. (the “Company”) Incentive-Based Compensation Recovery Policy (this “Policy”) is to enable the Company to recover Erroneously Awarded Compensation in the event the Company is required to prepare an Accounting Restatement. This Policy is intended to comply with the requirements set forth in Section 10D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Rule 10D-1 promulgated under the Exchange Act and Nasdaq Listing Rule 5608 and shall be construed and interpreted in accordance with such intent. Unless otherwise defined in this Policy, capitalized terms shall have the meanings ascribed to such terms in Section 7 hereof.

2.Administration and Interpretation. This Policy shall be administered by the Compensation Committee of the Board (the “Committee”). The Committee shall have full and final authority to interpret and construe this Policy and to make all determinations necessary, appropriate or advisable for the administration of this Policy. All determinations and decisions made by the Committee pursuant to the provisions of this Policy shall be final, conclusive and binding on all persons, including the Company and its affiliates, stockholders and Executive Officers. Any action or inaction by the Committee with respect to an Executive Officer under this Policy in no way limits the Committee’s actions or decisions not to act with respect to any other Executive Officer under this Policy or under any similar policy, agreement or arrangement, nor shall any such action or inaction serve as a waiver of any rights the Company may have against any Executive Officer other than as set forth in this Policy.

3.Application. This Policy applies to all Incentive-Based Compensation received by a person: (a) on or after October 2, 2023; (b) after beginning service as an Executive Officer; (c) who served as an Executive Officer at any time during the performance period for such Incentive-Based Compensation (whether or not such Executive Officer is serving at the time the Erroneously Awarded Compensation is required to be repaid to the Company); (d) while the Company has a class of securities listed on a national securities exchange or a national securities association; and (e) during the three completed fiscal years of the Company immediately preceding the Accounting Restatement Date, as well as any transition period (that results from a change in the Company’s fiscal year) within or immediately following those three completed fiscal years (except that a transition period that comprises a period of at least nine months shall count as a completed fiscal year). For purposes of this Policy, “received” shall, with respect to any Incentive-Based Compensation, mean actual or deemed receipt, and Incentive-Based Compensation shall be deemed received in the Company’s fiscal period during which the Financial Reporting Measure specified in the Incentive-Based Compensation award is attained, even if the payment or grant of the Incentive-Based Compensation to the Executive Officer occurs after the end of that period. For the avoidance of doubt, Incentive-Based Compensation that is subject to both a Financial Reporting Measure vesting condition and a service-based vesting condition shall be considered received when the relevant Financial Reporting

Measure is achieved, even if the Incentive-Based Compensation continues to be subject to the service-based vesting condition.

4.Recovery of Erroneously Awarded Compensation. In the event of an Accounting Restatement, the Company shall recover, reasonably promptly, Erroneously Awarded Compensation, in amounts determined pursuant to this Policy. The Company’s obligation to recover Erroneously Awarded Compensation is not dependent on if or when the Company files restated financial statements. Recovery under this Policy with respect to an Executive Officer shall not require the finding of any misconduct by such Executive Officer or such Executive Officer being found responsible for the accounting error leading to an Accounting Restatement. The Committee shall have discretion to determine the appropriate means of recovering Erroneously Awarded Compensation based on the particular facts and circumstances. To the extent that an Executive Officer fails to repay all Erroneously Awarded Compensation to the Company when due, the Company shall take all actions reasonable and appropriate to recover such Erroneously Awarded Compensation from the applicable Executive Officer. The applicable Executive Officer shall be required to reimburse the Company for any and all expenses reasonably incurred (including legal fees) by the Company in recovering such Erroneously Awarded Compensation in accordance with the immediately preceding sentence. The Company’s recovery obligation pursuant to this Section 4 shall not apply to the extent that the Committee, or in the absence of the Committee, a majority of the independent directors serving on the Board, determines that such recovery would be impracticable and:

a.The direct expense paid to a third party to assist in enforcing this Policy would exceed the amount to be recovered. Before concluding that it would be impracticable to recover any amount of Erroneously Awarded Compensation based on expense of enforcement, the Company must make a reasonable attempt to recover such Erroneously Awarded Compensation, document such reasonable attempt(s) to recover, and provide that documentation to Nasdaq; or

b.Recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of the Company, to fail to meet the requirements of Section 401(a)(13) or Section 411(a) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

5.Prohibition on Indemnification and Insurance Reimbursement. The Company is prohibited from indemnifying any Executive Officer or former Executive Officer against the loss of any Erroneously Awarded Compensation. Further, the Company is prohibited from paying or reimbursing an Executive Officer for purchasing insurance to cover any such loss.

6.Disclosure Requirements. The Company shall file all disclosures with respect to this Policy in accordance with the requirements of the federal securities laws, including the disclosures required by the applicable SEC filings.

7.Definitions. For purposes of this Policy, the following capitalized terms shall have the meanings set forth below.

a.“Accounting Restatement” means an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements (a “Big R” restatement), or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (a “little r” restatement).

b.“Accounting Restatement Date” means the earlier to occur of: (i) the date the Board, a committee of the Board, or the officer or officers of the Company authorized to take such action if Board action is not required, concludes, or reasonably should have concluded, that the Company is required to prepare an Accounting Restatement; or (ii) the date a court, regulator or other legally authorized body directs the Company to prepare an Accounting Restatement.

c.“Board” means the board of directors of the Company.

d.“Erroneously Awarded Compensation” means, with respect to each Executive Officer in connection with an Accounting Restatement, the amount of Incentive-Based Compensation previously received that exceeds the amount of Incentive-Based Compensation that otherwise would have been received had it been determined based on the restated amounts in such Accounting Restatement, computed without regard to any taxes paid; provided, however, that for Incentive-Based Compensation based on (or derived from) stock price or total stockholder return, where the amount of Erroneously Awarded Compensation is not subject to mathematical recalculation directly from the information in the applicable Accounting Restatement: (i) the amount of Erroneously Awarded Compensation shall be determined by the Committee based on a reasonable estimate of the effect of the Accounting Restatement on the stock price or total stockholder return upon which the Incentive-Based Compensation was received; and (ii) the Company shall maintain documentation of the determination of that reasonable estimate and provide such documentation to Nasdaq.

e.“Executive Officer” means each individual who is or was designated as an “officer” of the Company in accordance with Rule 16a-1(f) under the Exchange Act.

f.“Financial Reporting Measure” means any measure that is determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any measure that is derived wholly or in part from such measure; provided, however, that a Financial Reporting Measure is not required to be presented within the Company’s financial statements or included in a filing with the SEC to qualify as a “Financial Reporting Measure.” For purposes of this Policy, “Financial Reporting Measure” includes, but is not limited to, stock price and total stockholder return (and any measure that is derived wholly or in part from stock price or total stockholder return).

g.“Incentive-Based Compensation” means any compensation that is granted, earned or vested based wholly or in part upon the attainment of a Financial Reporting Measure.

h.“Nasdaq” means The Nasdaq Stock Market LLC.

i.“SEC” means the United States Securities and Exchange Commission.

8.Acknowledgement. Each Executive Officer shall sign and return to the Company the Acknowledgement Form attached hereto as Exhibit A, pursuant to which the Executive Officer shall agree to be bound by, and to comply with, the terms and conditions of this Policy.

9.Amendment; Termination. The Committee may amend this Policy from time to time in its discretion and shall amend this Policy as it deems necessary, including as and when it determines that it is legally required by any federal securities law, SEC rule or Nasdaq rule. The Committee may terminate this Policy at any time. Notwithstanding anything in this Section 9 to the contrary, no amendment or termination of this Policy shall be effective if such amendment or termination would (after taking into account any actions taken by the Company contemporaneously with such amendment or termination) cause the Company to violate any federal securities law, SEC rule or Nasdaq rule.

10.Other Recovery Rights. The Committee intends that this Policy shall be applied to the fullest extent of the law. Any employment agreement, equity award agreement, compensatory plan or any other agreement or arrangement with an Executive Officer shall be deemed to include, as a condition to the grant of any benefit thereunder, an agreement by the Executive Officer to abide by the terms of this Policy. Any right of recovery under this Policy is in addition to, and not in lieu of, any other remedies or rights of recovery that may be available to the Company under applicable law, rule or regulation or pursuant to the terms of any other policy of the Company or any provision in any employment agreement, equity award agreement, compensatory plan or any other agreement or arrangement.

11.Successors. This Policy shall be binding and enforceable against all Executive Officers and, to the extent required by applicable law or guidance from the SEC or Nasdaq, their beneficiaries, heirs, executors, administrators or other legal representatives.

12.Governing Law; Venue. This Policy and all rights and obligations hereunder shall be governed by and construed in accordance with the internal laws of the State of Delaware, excluding any choice of law rules or principles that may direct the application of the laws of another jurisdiction. All actions arising out of or relating to this Policy shall be heard and determined exclusively in the Court of Chancery of the State of Delaware or, if such court declines to exercise jurisdiction or if subject matter jurisdiction over the matter that is the subject of any such legal action or proceeding is vested exclusively in the U.S. federal courts, the U.S. District Court for the District of Delaware.

Effective as of August 1, 2023

Exhibit A

COCA-COLA CONSOLIDATED, INC.
INCENTIVE-BASED COMPENSATION RECOVERY POLICY

ACKNOWLEDGEMENT FORM

By signing below, the undersigned acknowledges and confirms that the undersigned has received and reviewed a copy of the Coca-Cola Consolidated, Inc. (the “Company”) Incentive-Based Compensation Recovery Policy (the “Policy”).

By signing this Acknowledgement Form, the undersigned acknowledges and agrees that the undersigned is and will continue to be subject to the Policy and that the Policy will apply both during and after the undersigned’s employment with the Company. Further, by signing below, the undersigned agrees to abide by the terms of the Policy, including, without limitation, by promptly returning any Erroneously Awarded Compensation (as defined in the Policy) to the Company to the extent required by, and in a manner consistent with, the Policy.

Date:
Signature

Typed or Printed Name